                                                                   EXHIBIT 10.1



                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                         ALLIANCE PHARMACEUTICAL CORP.,

                             A NEW YORK CORPORATION,



                        ALLIANCE MERGER SUBSIDIARY, INC.,



                             A DELAWARE CORPORATION,



                                       AND



                           MOLECULAR BIOSYSTEMS, INC.,

                             A DELAWARE CORPORATION,


                          DATED AS OF OCTOBER 11, 2000

                                TABLE OF CONTENTS
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                                                                                               PAGE
                                                                                               ----
ARTICLE I. The Merger; Closing; Effective Time...................................................1

      1.1     The Merger.........................................................................1
      1.2     Closing............................................................................1
      1.3     Effective Time.....................................................................2
      1.4     Effects of the Merger..............................................................2

ARTICLE II. Certificate of Incorporation and By-Laws of the Surviving Corporation................2

      2.1     The Certificate of Incorporation...................................................2
      2.2     The By-Laws........................................................................2

ARTICLE III. Officers and Directors of the Surviving Corporation.................................2

      3.1     Officers and Directors.............................................................2

ARTICLE IV. Conversion or Cancellation of Shares in the Merger...................................2

      4.1     Conversion or Cancellation of Shares...............................................2
      4.2     Allocation of Merger Consideration; Exchange Procedures............................4
      4.3     No Fractional Shares...............................................................5
      4.4     Dissenters'Rights..................................................................5
      4.5     Stock Option Plan..................................................................6
      4.6     Warrants...........................................................................6
      4.7     No Further Ownership Rights in Company Common Stock................................6
      4.8     Withholding Rights.................................................................6
      4.9     Lost, Stolen or Destroyed Certificates.............................................7
      4.10    Stock Transfer Books...............................................................7
      4.11    Further Assurances.................................................................7

ARTICLE V. Representations and Warranties........................................................7

      5.1     Representations and Warranties of the Company......................................7
      5.2     Representations and Warranties of Purchaser.......................................22

ARTICLE VI. Covenants...........................................................................24

      6.1     Interim Operations of the Company.................................................24
      6.2     Acquisition Proposals.............................................................26
      6.3     Meetings of Company's Stockholders................................................27
      6.4     Filings; Other Action.............................................................27
      6.5     Access............................................................................28
      6.6     Notification of Certain Matters...................................................28


      6.7     Publicity.........................................................................28
      6.8     Takeover Statutes.................................................................28
      6.9     Affiliates Agreements.............................................................28
      6.10    Letter of the Company's Accountants...............................................29
      6.11    Registration Statement............................................................29
      6.12    Indemnification of Directors and Officers.........................................29
      6.13    No Changes in Purchaser Shares....................................................30
      6.14    Voting Agreement..................................................................30

ARTICLE VII. Conditions.........................................................................30

      7.1     Conditions to Obligations of Purchaser............................................30
      7.2     Conditions to Obligations of the Company..........................................31

ARTICLE VIII. Termination, Amendment and Waiver.................................................32

      8.1     Termination.......................................................................32
      8.2     Effect of Termination.............................................................33
      8.3     Amendment.........................................................................34
      8.4     Waiver............................................................................34

ARTICLE IX. Miscellaneous and General...........................................................34

      9.1     Payment of Expenses...............................................................34
      9.2     Survival..........................................................................34
      9.3     Counterparts......................................................................35
      9.4     Governing Law.....................................................................35
      9.5     Notices...........................................................................35
      9.6     Entire Agreement, etc.............................................................35
      9.7     Definition of "Subsidiary"........................................................35
      9.8     Captions..........................................................................36


EXHIBITS

         Exhibit A    Affiliates Agreement

         Exhibit B    Opinion of Company's Counsel

         Exhibit C    Opinion of Purchaser's Counsel

SCHEDULES

         5.1(c)(ii)                 Government Filings; No Violations
         5.1(e)                     Company Reports; Financial Statements
         5.1(f)                     Absence of Certain Changes or Events
         5.1(g)                     Litigation, Investigations and Liabilities
         5.1(h)                     No Defaults; Contracts
         5.1(i)                     Employee Benefits
         5.1(l)                     Subsidiaries
         5.1(n)                     Intellectual Property
         5.1(o)                     Title to Property and Assets
         5.1(p)                     Tax Returns and Payments
         5.1(q)                     Insurance

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of October 11, 2000, by and among Alliance Pharmaceutical Corp., a New York corporation (the "PURCHASER"), Alliance Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (the "MERGER SUB"), and Molecular Biosystems, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Boards of Directors of the Purchaser and the Company each have determined that it is in the best interests of each corporation and their respective stockholders for the Purchaser and the Company to engage in a business combination through a merger as outlined below (the "MERGER") in order to advance the long-term strategic business interests of the Purchaser and the Company;

         WHEREAS, the respective Boards of Directors of the Company and the Purchaser have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined below), will be converted into the right to receive shares (the "PURCHASER SHARES") of Common Stock, par value $.01 per share, of the Purchaser (the "PURCHASER COMMON STOCK"), as set forth herein; and

         WHEREAS, the Company, the Purchaser and the Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                       THE MERGER; CLOSING; EFFECTIVE TIME

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

         1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Pillsbury Madison & Sutro LLP, 11975 El Camino Real, Suite 200, San Diego, CA at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and the Purchaser may agree (the "CLOSING DATE"), unless this Agreement has been terminated pursuant to its terms.

         1.3 EFFECTIVE TIME. As soon as practicable following the Closing, and provided that this Agreement shall not have been terminated or abandoned pursuant to Article VIII hereof, the Company and the Purchaser will cause a Certificate of Merger (the "DELAWARE CERTIFICATE OF MERGER") to be executed and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time and on the date on which the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, and such time is hereinafter referred to as the "EFFECTIVE TIME."

         1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and the Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II.

      CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

         2.1 THE CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the Certificate of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time.

         2.2 THE BY-LAWS. The By-laws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the By-laws of the Merger Sub as in effect immediately prior to the Effective Time.

                                  ARTICLE III.

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

         3.1 OFFICERS AND DIRECTORS. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the Merger Sub immediately prior to the Effective Time.

                                  ARTICLE IV.

               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

         4.1 CONVERSION OR CANCELLATION OF SHARES. The manner of converting or canceling shares of the Company, the Merger Sub and the Purchaser in the Merger shall be as follows:

         (a) CONVERSION OF SHARES. Subject to Sections 4.2 and 4.3, each share of the Company Common Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Purchaser, the Merger Sub or any other direct or indirect subsidiary of the Purchaser (collectively, the "PURCHASER COMPANIES") or Shares ("DISSENTING SHARES") that are held by stockholders exercising appraisal rights pursuant to
Section 262 of the DGCL) shall be converted without any action on the part of the holder thereof into the right to receive that number of fully paid and nonassessable Purchaser Shares determined by the Exchange Ratio (as defined below):

The Parties agree that the Exchange Ratio will be determined by using the following formulae:

         Exchange Ratio =  770,000 MINUS ADJUSTMENT SHARES (AS DEFINED BELOW)
                           --------------------------------------------------
                                          Company Securities


         Company Securities = The aggregate number of issued and outstanding shares of Company Common Stock, plus 49,000 shares of Company Common Stock subject to outstanding "in the money" Company Options
                              (as defined below). As of the date hereof the number of Company Securities is 18,907,786.


                               example: as of date hereof:    770,000 = .0407239
                                                           ----------
                                                           18,907,786


         Based on the above example, the Exchange Ratio is .0407239 Purchaser Shares for each Company Share. It is further understood that the maximum number of shares of Purchaser Common Stock which will either be issued in the Merger or become subject to outstanding "in the money" options assumed by Purchaser in the Merger is 770,000, subject to reduction as follows:

         The 770,000 Purchaser Shares shall be reduced by the number of "ADJUSTMENT SHARES." Adjustment Shares shall be determined by dividing: (A) the amount by which the Company's total assets less accumulated depreciation or amortization as of the Effective Time less total liabilities as of the Effective Time, in each case determined in accordance with generally accepted accounting principles and in a manner consistent with the Company's June 30, 2000 balance sheet but including any unrecorded or unpaid severance, accounting, legal, investment banking and other expenses as of the Effective Time (including those liabilities triggered by the Merger), is less than $5,000,000; by (B) 32.50.

         For purposes hereof, the Purchaser Shares (together with any cash in lieu of fractional shares of Purchaser Common Stock to be paid pursuant to
Section 4.3) shall be the "MERGER CONSIDERATION." All Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (each a "CERTIFICATE") representing any of such Shares shall thereafter represent only the right to receive the Merger Consideration (and the right, if any, to receive cash in lieu of fractional shares) into which such Shares have been converted pursuant to this Article IV, or the right, if any, to receive payment from the Surviving Corporation of the "FAIR VALUE" of such Shares as determined in accordance with
Section 262 of the DGCL.

         (b) CANCELLATION OF SHARES. Each Share issued and outstanding at the Effective Time and owned by any of the Purchaser Companies, and each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) MERGER SUB. At the Effective Time, each share of Common Stock, par value $.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         4.2      ALLOCATION OF MERGER CONSIDERATION; EXCHANGE PROCEDURES.

         (a) EXCHANGE FUND. Prior to the Effective Time, the Purchaser shall appoint a commercial bank or trust company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, the Purchaser shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Purchaser Shares issuable pursuant to Section 4.1, in exchange for outstanding Shares. The Purchaser agrees to make available to the Exchange Agent from time to time as needed cash sufficient to pay cash in lieu of fractional shares pursuant to Section 4.3. Any cash and Purchaser Shares to be deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

         (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Purchaser shall cause the Exchange Agent to mail to each holder of a Certificate
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Purchaser may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor: (A) one or more Purchaser Shares representing, in the aggregate, the whole number of Purchaser Shares that such holder has the right to receive pursuant to Section
4.1 (after taking into account all shares of Company Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive in lieu of any fractional Purchaser Shares pursuant to
Section 4.3. No interest will be paid or will accrue on any cash payable pursuant to Section 4.3. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, one or more Purchaser Shares evidencing, in the aggregate, the proper number of Purchaser Shares and a check in the proper amount of cash in lieu of fractional Purchaser Shares pursuant to Section 4.3 may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (c) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Purchaser Shares and any cash to be paid upon the due surrender of and in respect of such Certificates in lieu of fractional Purchaser Shares pursuant to this Agreement in accordance with the procedures set forth in this Article IV. Certificates surrendered for exchange by any person constituting an "AFFILIATE" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT") shall not be exchanged until the Purchaser has received a written agreement from such person as provided in Section 6.9 hereof.

         (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Purchaser Shares) that remains unclaimed by the stockholders of the Company one year after the Effective Time shall be paid to the Purchaser. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Purchaser for payment of their Purchaser Shares and cash in lieu of fractional Purchaser Shares payable upon due surrender of their Certificates, and in each case, without any interest thereon. Notwithstanding the foregoing, none of the Purchaser, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         4.3 NO FRACTIONAL SHARES. No certificates or scrip representing less than one Purchaser Share shall be issued upon the surrender for exchange of Certificates representing Shares pursuant to Article IV. In lieu of any such fractional shares, each holder of Shares shall be paid, upon surrender of a Certificate or Certificates representing such Shares, an amount in cash, rounded to the nearest cent, determined by multiplying (i) the Exchange Ratio by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all Shares held of record by such holder at the Effective
Time).

         4.4 DISSENTERS' RIGHTS. Any stockholder who shall have delivered a written demand for appraisal of such stockholders' Shares, as provided in
Section 262 of the DGCL (each a "DISSENTING STOCKHOLDER"), shall not be entitled to Purchaser Shares or cash in lieu of fractional Purchaser Shares pursuant to this Article IV, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such Shares. The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal of any Dissenting Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         4.5 STOCK OPTION PLAN. Immediately prior to the Effective Time each unexpired and unexercised option to purchase Shares (each a "COMPANY OPTION") outstanding pursuant to the Company's Pre-1984 Stock Option Plan, 1984 Incentive Stock Option Plan, 1984 Nonstatutory Stock Option Plan, 1993 Stock Option Plan, 1993 Outside Directors Stock Option Plan, 1997 Outside Directors Stock Option Plan or 1998 Stock Option Plan or pursuant to any separate option agreements (collectively, the "COMPANY STOCK OPTION PLAN") may be exercised in full in accordance with its terms. Each Company Option subject to the Pre-1984 Stock Option Plan, 1984 Incentive Stock Option Plan, 1984 Nonstatutory Stock Option Plan and 1998 Stock Option Plan not so exercised shall be deemed to be automatically terminated as of the Effective Time. Each Company Option subject to the 1993 Stock Option Plan, the 1993 Outside Directors Option Plan and 1997 Outside Directors Option Plan not so exercised shall be deemed to be automatically converted into an option (a "PURCHASER OPTION") to purchase a number of Purchaser Shares equal to the number of Shares that could have been purchased under the Company Option multiplied by the Exchange Ratio, with the resulting number of shares rounded down to the nearest whole share, at a price per Purchaser Share equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio, with the resulting exercise price rounded up to the nearest whole cent. Such Purchaser Option shall otherwise be subject to the same terms and conditions as the Company Option. The Purchaser shall reserve for issuance a sufficient number of Purchaser Shares for issuance upon exercise of such Purchaser Options.

         4.6 WARRANTS. Immediately prior to the Effective Time each unexpired and unexercised Company Warrant (as defined below) outstanding may be exercised in full in accordance with its terms. Each Company Warrant not so exercised shall be deemed to be automatically converted into a warrant (a "PURCHASER WARRANT") to purchase a number of Purchaser Shares equal to the number of Shares that could have been purchased under the Company Warrant multiplied by the Exchange Ratio, with the resulting number of shares rounded down to the nearest whole share, at a price per Purchaser Share equal to the warrant exercise price determined pursuant to the Company Warrant divided by the Exchange Ratio, with the resulting exercise price rounded up to the nearest whole cent. Such Purchaser Warrant shall otherwise be subject to the same terms and conditions as the Company Warrant. The Purchaser shall reserve for issuance a sufficient number of Purchaser Shares for issuance upon exercise of such Purchaser Warrants.

         4.7 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Shares issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate or instrument representing any such Shares shall, to the extent such Certificate or instrument represents such Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificate or instrument in accordance with Section 4.2.

         4.8 WITHHOLDING RIGHTS. Each of the Purchaser and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Purchaser or the Surviving Corporation is required to deduct or withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Purchaser or the Surviving Corporation, as the case may be.

         4.9 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and any cash in lieu of fractional Purchaser Shares deliverable in respect thereof, pursuant to this Agreement.

         4.10 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration with respect to the Shares formerly represented thereby (including any cash in lieu of fractional Purchaser Shares to which the holders thereof are entitled pursuant to Section 4.3).

         4.11 FURTHER ASSURANCES. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Merger Sub to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

         (a) CORPORATE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, when taken together with all other such failures, could not reasonably be expected to have a material adverse effect on the Company or its subsidiaries or their respective businesses, condition (financial or otherwise), properties, prospects or results of operations or Liabilities (as defined below) of the Company or its subsidiaries (a "COMPANY MATERIAL ADVERSE EFFECT"). The Company has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company has made available to the Purchaser a complete and correct copy of the Company's

Certificate of Incorporation and By-laws and the charter documents of each of its subsidiaries, each as amended to date. Except as set forth in Schedule 5.1(l), the Company's Certificate of Incorporation and By-laws and the charter documents of each of its subsidiaries so delivered are in full force and effect.

         (b) CORPORATE AUTHORITY. Subject only to approval of this Agreement by the holders of a majority of the outstanding Shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. As of the date of this Agreement, the Board of Directors of the Company (i) has, without a negative vote, approved the Merger and this Agreement and the transactions contemplated herein and (ii) has received the opinion of its financial advisor, Prudential Vector Healthcare Group, a unit of Prudential Securities ("PRUDENTIAL VECTOR"), to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders (other than the Purchaser and its affiliates) from a financial point of view, and such opinion (the "FAIRNESS OPINION"), a copy of which has been delivered to the Purchaser, has not been withdrawn, revoked or modified.

         (c) GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (i) Other than the filings provided for in Section 1.3, the Securities Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT," and all such filings being herein referred to as the "REGULATORY FILINGS"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, the failure to make or obtain any or all of which is reasonably likely to have a Company Material Adverse Effect, or could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                  (ii) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of the Company, (ii) except as set forth on Schedule 5.1(c)(ii) hereto, a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Compensation and Benefit Plans (as defined in Section 5.1(h)) or any grant or award made under any of the foregoing, (iii) except as set forth on Schedule 5.1(c)(ii), a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, instrument, lease, contract, note, mortgage, indenture, arrangement or other obligation (a "CONTRACT") to which the Company is a party or by or to which the Company or any of its properties or assets is bound or subject or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the

Company is subject or (iv) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (iii) or (iv) above, for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate, could not result in the creation of any lien, pledge, security interest, charge or encumbrance of any kind ("LIEN") upon any assets of the Company or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                  (iii) The Company has all licenses, franchises, permits, clearances, consents, certificates and other evidences of authority necessary to the conduct of the Company's business and operations as currently conducted ("PERMITS") which Permits are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any Permit in any material respect. The business of the Company and each of its subsidiaries has been conducted in compliance with all applicable laws, regulations, orders and other requirements of Governmental Entities, including, without limiting the generality of the foregoing, all laws, regulations and orders relating to employment practices and procedures, the health and safety of employees and export controls, except where any non compliance has not had, or would not have, a Company Material Adverse Effect.

                  (iv) To the knowledge of the Company, no statute has been enacted nor has any rule or regulation been adopted by any state where laws apply to the business of the Company or any federal agency or authority which may reasonably be expected to have a Company Material Adverse Effect which has not yet been reflected in the operating results of the Company.

         (d) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 Shares of which 18,858,786 Shares were outstanding at the close of business on September 30, 2000. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of August 31, 2000, the Company had 42,298 Shares held in its treasury, 50,000 Shares reserved for issuance upon the exercise of an outstanding warrant (the "COMPANY WARRANTS") and 4,316,270 Shares reserved for issuance pursuant to options granted under the Company Stock Option Plan. As of the date of this Agreement, except for this Agreement, and as disclosed in this Section 5.1(d), the Company has no Shares reserved for issuance and there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. After the Effective Time the Surviving Corporation will have no obligation to issue, transfer or sell any securities of the Surviving Corporation pursuant to any Compensation and Benefit Plan (as defined in Section 5.1(h)). Assuming conversion and exercise of all options, warrants and other rights to acquire Company Common Stock, the Company would have 23,255,056 shares of Company Common Stock issued and outstanding.

         (e)      COMPANY REPORTS; FINANCIAL STATEMENTS.

                  (i) The Company has filed with the Securities and Exchange Commission (the "SEC") and delivered to the Purchaser the Company's Annual Report on Form 10-K for the year ended March 31, 2000 (the "FORM 10-K") and any other registration statements, schedules, reports, proxy statements or information statements (collectively, "COMPANY REPORTS") filed or required to be filed since March 31, 2000. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to the Company Reports, and the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the Company Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly and accurately present the financial position of the Company as of the dates thereof and its results of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) and are in all material respects in accordance with the books of account and records of the Company. The Company has delivered to the Purchaser a copy of the financial statements included in the Form 10-K (including an auditor's opinion). The Company has delivered to the Purchaser unaudited consolidated balance sheets and consolidated income statements as of the end of the calendar months ending July 31, 2000 and August 31, 2000, together with statements of retained earnings and cash flows for each such period. Such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments and the addition of footnotes or other explanatory material associated with its financial statements prepared in accordance with GAAP) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly and accurately present the financial position and results of operations of the Company for such periods, and have been prepared in accordance with the books and records of the Company on a consistent basis.

                  (ii) None of the information supplied or to be supplied by the Company for inclusion in (A) the Company's proxy or information statement with respect to its meeting of stockholders (the "PROXY STATEMENT/PROSPECTUS") to approve the transactions contemplated hereby and (B) the registration statement on Form S-4 or other appropriate registration form to be filed with the SEC by the Purchaser in connection with the offer and issuance of the Purchaser Shares and Purchaser Warrants in or as a result of the Merger (the "REGISTRATION STATEMENT") including the Proxy Statement/Prospectus included therein will, in the case of the Proxy Statement/Prospectus, at the time of mailing of the Proxy Statement/Prospectus to stockholders of the Company and at the time of the meeting of such stockholders to be held in connection with the Merger (the "MEETING"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they are made, not misleading or, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the

Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to information supplied by the Purchaser for inclusion in the Proxy Statement/Prospectus.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically disclosed in the Company Reports (but not the exhibits or other agreements referenced therein) or as set forth in Schedule 5.1(f), since March 31, 2000, the Company and its subsidiaries have conducted its business only in the ordinary and usual course of such business and there has not been:

                  (i) any material adverse change in the Company, its subsidiaries or their respective businesses, conditions (financial or otherwise), properties, prospects, Contracts or results of operations or Liabilities ("MATERIAL ADVERSE CHANGE");

                  (ii) any damage, destruction or loss, whether or not covered by insurance;

                  (iii) any waiver by the Company of a valuable right or of a debt owed to it;

                  (iv) any satisfaction, settlement or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company or any subsidiary (as such business is presently conducted);

                  (v) any change or amendment to a material Contract by which the Company, its subsidiaries or any of their assets or properties are bound or subject;

                  (vi) any declaration, authorization, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or its subsidiaries' capital stock;

                  (vii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock;

                  (viii) any issuance, or authorization for issuance, or any commitment to issue, any equity security, bond, note or other security of the Company or any of its subsidiaries, except for Company Common Stock issuable upon the exercise of the Company Warrants or options granted under the Company Stock Option Plan;

                  (ix)     any incurrence of debt for borrowed money;

                  (x) any loan to any person (including advances to employees, officers or directors of the Company) or guarantee of any indebtedness of another person;

                  (xi) any purchase, redemption or other acquisition or commitment to acquire, directly or indirectly, any share or shares of Company Common Stock or a subsidiary's capital stock;

                  (xii) except as contemplated by this Agreement, any disposition of, or agreement to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such assets and property, in the ordinary and usual course of business.

                  (xiii) except for short-term investment securities, any purchase or agreement to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity

                  (xiv) any expenditure or commitment for the purchase, license, acquisition, construction or improvement of a capital asset;

                  (xv) any sale, assignment, transfer or conveyance or commitment to sell, assign, transfer or convey, any Intellectual Property (as defined below);

                  (xvi) any change in any compensation arrangement or agreement with any employee, director or consultant, or any adoption or amendment of any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund, policy or arrangement for the benefit of employees of any kind whatsoever; or

                  (xvii) any amendment or modification in its Certificate of Incorporation or By-laws, or commitment to amend or modify its Certificate of Incorporation or By-laws, except as contemplated in this Agreement.

Except as set forth on Schedule 5.1(f), since March 31, 2000, there has not been
(x) any granting by the Company or its subsidiaries to any of their officers of any increase in compensation, (y) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer.

         (g)      LITIGATION, INVESTIGATIONS AND LIABILITIES.

                  (i) Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and as set forth on Schedule 5.1(g), as of the date of this Agreement, there is no action, suit or proceeding pending or currently threatened (or any reasonable basis therefor known to the Company) against the Company or any of its subsidiaries. The foregoing includes, without limitation, actions pending or threatened (or any reasonable basis therefor known to the Company) involving the prior employment of any of the Company's or its subsidiaries employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Entity.

                  (ii) Except as disclosed on Schedule 5.1(g), there have been no judicial or administrative proceedings or other investigations and, to the Company's knowledge there are no judicial or administrative proceedings or other investigations pending or threatened alleging violation by the Company or any of its subsidiaries of any local, state or federal laws, regulations and orders respecting the business of the Company or any of its subsidiaries including, without limitation, laws, regulations and orders promulgated under the Food and Drug Administration Act or other Governmental Entity regulating the Company's or its subsidiaries' businesses or products which could reasonably be expected to have a Company Material Adverse Effect (either individually or in the aggregate); and the Company has not received any notice of any investigation, claim or proceeding against the Company by any such Governmental Entity; and the Company is not aware of any fact or circumstance which could involve the Company in any such proceeding, investigation or claim or impose any such liability upon the Company and which could reasonably be expected to have a Company Material Adverse Effect (either individually or in the aggregate). Except as disclosed on Schedule 5.1(g), neither the Company nor any of its subsidiaries has received in the past twelve months any inquiries from a Governmental Entity relating to its business practices or products, which have not been publicly disclosed whether or not such inquiry resulted in an investigation by such Governmental Entity.

                  (iii) The Company is not aware of any judicial or administrative proceedings or other investigations by any Governmental Entity, pending or threatened, alleging violation of any laws, regulations and orders by any licensee of the Company or its subsidiaries relating to any product rights licensed by the Company or a subsidiary; and the Company is not aware of any fact or circumstance which could involve any of the Company's or its subsidiaries' licensees in any such proceeding and investigation and which could reasonably be expected to have a Company Material Adverse Effect (either individually or in the aggregate). Except as disclosed on Schedule 5.1(g), neither the Company nor the Company's subsidiaries have received, and to the Company's knowledge no licensee of the Company or a subsidiary has received, any inquiries from any Governmental Entity within the past twelve (12) months relating to the manufacture or sale of the contrast imaging agent know as Optison.

                  (iv) Except as set forth in the financial statements for the month ending August 31, 2000, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) ("LIABILITIES") and there exists no existing fact, condition or circumstance which could reasonably be expected to result in a Liability, except as set forth in item 2 of Schedule 5.1(f) or items 2, 7 and 8 of Schedule 5.1(g) and except Liabilities incurred in the ordinary course of business which could not reasonably be expected to have a Company Material Adverse Effect (either individually or in the aggregate).

         (h) NO DEFAULTS; CONTRACTS. Neither the Company nor any of its subsidiaries is in violation of or default under any provisions of its respective Certificate of Incorporation or Bylaws or charter document or any provision of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries. Except as set forth in Schedule 5.1(h) all Contracts to which the Company or any of its subsidiaries is a party or by which it is bound are valid, binding and in full force and effect subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Except as disclosed on Schedule 5.1(h), each party thereto has performed in all material respects their obligation under the Contracts, and neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party thereto, is in default under any of the Contracts, nor has there occurred any event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or any of its subsidiaries, nor to the Company's knowledge any other party thereto, or give to any other party thereto the right to terminate or modify any Company Contracts. Except as disclosed on Schedule 5.1(h), the Company has not received notice (written or oral) that any party to any Contracts intends to cancel, terminate or refuse to renew (if renewable) such Contracts or to exercise or decline to exercise any option or right thereunder. All Liabilities of the Company under any Contracts with respect to the license, development, manufacturing, use or sale of the product known as Optison in the Mallinckrodt Territory (as defined below) have been irrevocably assumed by Mallinckrodt, Inc. For purposes of this section "Mallinckrodt Territory" shall mean all countries of the world excluding Japan, South Korea and Taiwan. Schedule 5.1(h) sets forth a list of all material Contracts of the Company which are valid and existing on the date hereof.

         (i)      EMPLOYEE BENEFITS.

                  (i) To the extent required to be disclosed therein, the Company Reports accurately describe all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance Contracts or policies, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, Contract or arrangement which cover employees or former employees of the Company or any of its subsidiaries (the "COMPENSATION AND BENEFIT PLANS"). The Compensation and Benefit Plans and all other benefit plans, Contracts or arrangements (regardless of whether they are funded or unfunded) covering employees or former employees of the Company (the "EMPLOYEES"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are listed in Schedule 5.1(i). True and complete copies of all Compensation and Benefit Plans and such other benefit plans, Contracts or arrangements, including, but not limited to, any trust instruments and/or insurance Contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been furnished to the Purchaser.

                  (ii) Except as set forth on Schedule 5.1(i), the Company and any of its subsidiaries do not have and have not had at any time any employee benefit plan as described in Section 3(2)(A) or Section 3(2)(B) of ERISA. Except as disclosed on Schedule 5.1(i), all other employee benefit plans subject to the provisions of ERISA are in material compliance with the provisions of ERISA.

                  (iii) The Company and its subsidiaries do not have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth on Schedule 5.1(i). Except as disclosed on
Schedule 5.1(i), there are no restrictions on the rights of the Company or any of its subsidiaries to amend or terminate any such Compensation and Benefit Plan without incurring any liability thereunder.

                  (iv) Except as set forth on Schedule 5.1(i) hereto, neither the Company nor any of its subsidiaries is a party to any oral or written (A) agreements with any officer or other employee of the Company or any of its subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (B) agreements with respect to any officer of the Company or a subsidiary providing any term of employment or compensation guarantee extending for a period longer than three months and for the payment of in excess of $100,000 or (C) agreements or plans, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) BROKERS AND FINDERS. Neither the Company nor any of its subsidiaries, nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated herein, except that the Company has employed Prudential Vector as its financial advisors, the arrangements with which have been disclosed in writing to the Purchaser prior to the date hereof.

         (k) TAKEOVER STATUTES. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation (each a "TAKEOVER STATUTE") is applicable to the Merger, except for any such statutes or regulations as to which all necessary action has been taken by the Company and its Board of Directors to permit the consummation of the Merger in accordance with the terms hereof.

         (l) SUBSIDIARIES. Except as disclosed on Schedule 5.1(l), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity. None of the subsidiaries listed on Schedule 5.1(l) are deemed "Significant Subsidiaries" as defined in Rule 1-02 of Regulation 5-x of the Securities and Exchange Commission.

         (m) INVENTION AND SECRECY. All current and former key employees and officers of the Company and its subsidiaries have executed an Employee's Invention and Proprietary Information Agreement in the form previously furnished to the Purchaser. The Company, is not aware that any of such key employees or officers is in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

         (n)      INTELLECTUAL PROPERTY.

                  (i) Schedule 5.1(n) lists all Patents (as defined below), registered and applied for Trademarks (as defined below), and material unregistered Trademarks, service marks and trade names owned by (or registered in the name of) the Company that are considered by the Company to be material to its business or the business of a subsidiary as currently conducted. Schedule 5.1(n) includes as to each Patent or Trademark or Patent and Trademark applications listed thereon: a Patent number or Patent application number, a Trademark registration number or Trademark application number, as applicable for each listed Trademark and non-U.S. Patent, and a docket or Patent number or Patent application number for each listed U.S. Patent; the country or countries in which each Patent or Trademark is issued, registered or applied for, as applicable; the application date or registration date for each listed Trademark and the docket number or issue date for each listed Patent, as applicable; and the owner of such Patent or Trademark. Except as disclosed therein, all Patents and Trademarks listed on Schedule 5.1(n) exist and have been maintained in good standing, including without limitation, the timely payment of any maintenance fees and annuities thereon. Except as disclosed in Schedule 5.1(n), the Company and its subsidiaries have taken all actions which it considers commercially reasonable and made all applications and filings which it considers commercially reasonable pursuant to applicable laws to secure, perfect and protect its rights in the Intellectual Property (as defined below); and, neither the Company, nor to the Company's knowledge, any of its agents have practiced inequitable conduct under the Patent laws or other applicable laws with respect to any of the foregoing. The Company and its subsidiaries have taken all steps which they consider commercially reasonable (including without limitation entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors and employees of the Company and its subsidiaries with access to or knowledge of the Intellectual Property (as defined below) of the Company and its subsidiaries (and the products and technology of the Company and its subsidiaries)) to safeguard and maintain the secrecy and confidentiality of, and to assign to the Company or its subsidiaries, all of such employee's rights in all such Intellectual Property invented or developed by such employee within the scope of such employee's employment and relating to the Company's or its subsidiaries' businesses.

                  (ii) Except as set forth in the Schedule 5.1(n), the Company or its subsidiaries owns, is duly licensed or otherwise has the right to use, license or sublicense all of the Intellectual Property used by the Company or its licensees (pursuant to a license or sublicense from the Company) in connection with their respective businesses as presently conducted and as proposed to be conducted through the Effective Date; and except as set forth in
Schedule 5.1(n) the Company has no reason to believe that such Intellectual Property is not valid and enforceable against third parties. Except as set forth in Schedule 5.1(n), the Company owns, on an exclusive basis, free and clear of any Liens, and has the unrestricted right to use, license, sell or dispose of, and the right to bring infringement actions with respect to all the Intellectual Property owned by the Company. Except as set forth in Schedule 5.1(n), the Company and its subsidiaries do not pay, and have no obligation (whether absolute or contingent) to pay, royalties, honoraria, fees or other payments to any person by reason of the ownership, use, license, sale or disposition of any issued Patents by the Company or its subsidiaries. Except as set forth in
Schedule 5.1(n), neither the Company nor its subsidiaries has received notice (written or oral) of any claim of any person asserting rights in, or a conflict with, the Intellectual Property used or required for use in connection with the business of the Company, its subsidiaries or their respective licensees as presently conducted and as proposed to be conducted (including without limitation the Patents and Trademarks listed in Schedule 5.1(n)) and neither the Company nor any of its subsidiaries has been informed of any reasonable basis for such a claim. Without limiting the foregoing, to the Company's knowledge, no other person has claimed the right to use in connection with substantially similar or closely related goods and in the same geographic area any Trademark which is identical or confusingly similar to any Trademark used by the Company or any of its subsidiaries, except pursuant to written agreements with the Company or any of its subsidiaries which are listed in Schedule 5.1(n). Except as set forth on Schedule 5.1(n), neither the Company nor any of its subsidiaries has provided notice (written or oral) to any person of infringement of any Intellectual Property right held by the Company or any of its subsidiaries; and neither the Company nor or any of its subsidiaries has been informed of any reasonable basis for such a claim. Except as set forth on Schedule 5.1(n), there is no Contract or understanding (written or oral) between the Company or any of its subsidiaries and another person which would prevent or restrict the Company, any of its subsidiaries or the Purchaser after the Merger from using, selling, licensing or disposing of any material Intellectual Property of the Company or any of its subsidiaries on substantially the same terms and conditions applicable to the Company or any of its subsidiaries immediately prior to the Merger.

                  (iii) The entry by the Company into this Agreement will not require the consent of any third party (other than consents that have been obtained by the Company or any of its subsidiaries and provided to the Purchaser) who is a party to an agreement, arrangement or understanding described in Schedule 5.1(n) nor otherwise adversely affect the validity of any such agreement, arrangement or understanding, nor adversely affect the benefit that inures to the Company or any of its subsidiaries from such agreement, arrangement or understanding. Schedule 5.1(h) lists all material Contracts or understandings (whether written or oral, and if oral, Schedule 5.1(h) contains a brief description of the principal terms thereof) pursuant to which the Company and any of its subsidiaries has either purchased, sold, licensed, secured or disposed of rights in Intellectual Property from or to another person or agreed to do any of the foregoing (other than licenses to commercially available off-the-shelf computer software acquired or entered into by the Company or any of its subsidiaries in the ordinary course of business) ("INTELLECTUAL PROPERTY AGREEMENTS"). Except as disclosed in Schedule 5.1(h) each of the parties thereto have performed, in all material respects, all obligations under each Intellectual Property Agreement which are required to be performed by such party, and there is no default (or event which with notice or lapse of time would constitute a default) by the Company or any of its subsidiaries thereunder, and to the Company's knowledge, there is no default (or event which with notice or lapse of time would constitute a default) by any other party thereunder. Except as set forth in Schedule 5.1(n), neither the Company nor any of its subsidiaries has received notice (written or oral) that any party to any Intellectual Property Agreement intends to cancel, terminate or refuse to renew (if renewable) such Intellectual Property Agreement or intends to decline to exercise any option or right thereunder.

                  (iv) Except as disclosed in Schedule 5.1(n), to the Company's knowledge, the operation of the business of the Company and its subsidiaries as presently conducted and, as proposed to be conducted through the Effective Date (including without limitation, the manufacture, sale, use, trade dress, packaging, license, or other exploitation of products and technology currently marketed or in development) does not and will not infringe, trespass or otherwise violate the valid Intellectual Property rights of any person. Without limiting the foregoing, and except as disclosed in the Company Reports or as disclosed in Schedule 5.1(n), neither the Company nor any of its subsidiaries has received any notice (written or oral) of any infringement of any Intellectual Property right held by another person; and, there is no reasonable basis for such a claim. Except as set forth in the Intellectual Property Agreements, neither the Company nor any of its subsidiaries is obligated to indemnify any person for any material liability, cost or expense arising from such person's use, sale, licensing or disposition of any Intellectual Property or such person's manufacture, use, sale, license or other exploitation of any product or technology. Mallinckrodt Inc. has assumed all of the Company's and its subsidiaries' obligations and liabilities relating to or arising out of Intellectual Property disputes involving Optison in the Mallinckrodt Territory.

                  (v) As used herein, the following capitalized terms shall have the meanings ascribed to them as set forth below: "INTELLECTUAL PROPERTY" shall mean any and all Patents, Trademarks, Copyrights, and Trade Secrets. "PATENTS" shall mean patents, including U.S. and foreign patents, pending patent applications and counterparts (whether original, reissue, reexamine, division, continuation, continuation-in-part, or extension thereof), patent disclosures and invention disclosures. "TRADEMARKS" shall mean trademarks, trade names, trade dress, domain names, service marks, or copyrights (in each case, whether registered or not) as well as any application therefor or registration thereof and all goodwill associated therewith.

         (o) TITLE TO PROPERTY AND ASSETS. Except as disclosed on Schedule 5.1(o), the Company and each of its subsidiaries has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, free and clear of all Liens, except (i) as reflected in the financial statements included in the Form 10-K, (ii) Liens for taxes not yet due and payable and (iii) for Liens and imperfections of title which are not material in character, amount or extent, and which do not materially impair the Company's ownership or use of such property or assets.

         (p)      TAX RETURNS AND PAYMENTS.

                  (i) The Company and each of its subsidiaries has timely filed, in accordance with applicable law, all Tax Returns (as defined below) that it was required to file, (ii) all such Tax Returns were correct and complete in all material respects, (iii) all material Taxes due and payable by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid, (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return, (v) since December 31, 1997, no written claim has been made with respect to the Company or any of its subsidiaries by an authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction, and (vi) there are no security interests or other encumbrances on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (as defined below).

                  (ii) The Company and each of its subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) There is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries either (i) claimed or raised by any authority in writing or (ii) with respect to any potentially material Tax liability, as to which any of the officers (and employees responsible for Tax matters) of the Company or any of its subsidiaries has knowledge based upon personal contact with any agent of such authority. Schedule 5.1(p) lists all federal, all state, all material local, and all material foreign income and franchise Tax Returns filed with respect to the Company and each of its subsidiaries for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company and each of its subsidiaries since December 31, 1997.

                  (iv) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) Neither the Company nor any of its subsidiaries has filed a consent under Code ss. 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, or any similar state, local or foreign consolidated, combined or unitary Tax Return (other than a group of which the Company was the common parent corporation) and (ii) has any liability for the Taxes of any person or entity (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise.

                  (vi) The provision for taxes of the Company and each of its subsidiaries as set forth in the most recent balance sheet included in the consolidated financial statements forming a part of the Form 10-K is adequate for all Taxes due or accrued as of the date thereof, whether or not shown as being due on any Tax Returns or reports.

                  (vii)    Except as set forth on Schedule 5.1(p)
hereto, neither the Company nor any of its subsidiaries has made, is obligated to make, or is a party to any agreement that could reasonably be expected to obligate it to make, any payments that are "excess parachute payments" within the meaning of Section 280G of the Code (determined without regard to whether any portion of such payment is reasonable compensation for personal services actually rendered).

                  (viii) "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  (ix) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         (q) INSURANCE. Schedule 5.1(q) sets forth a complete and accurate list of all insurance policies maintained by the Company and each of its subsidiaries or for the benefit of the Company and each of its subsidiaries, respectively. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company and each of its subsidiaries has complied in all material respects with the terms and provisions of such policies.

         (r) LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its subsidiaries is bound by or subject to (and none of their respective assets or properties is bound by or subject to) any written or oral, express or implied, Contract or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees of the Company or any of its subsidiaries. There is no strike or other labor dispute involving the Company or any of its subsidiaries pending or threatened, nor is the Company or any of its subsidiaries aware of any labor organization activity involving their respective employees.

         (s) VOTING ARRANGEMENTS. To the Company's knowledge there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company or any of its subsidiaries relating to the voting of their respective shares.

         (t) ENVIRONMENTAL. (i) The businesses as presently or formerly engaged in by the Company and each of its subsidiaries are and have been conducted in compliance in all material respects with all applicable Environmental Laws (as defined below), including, without limitation, having all required permits, licenses and other approvals and authorizations, during the time the Company and each of its subsidiaries engaged in such businesses, (ii) the properties presently or formerly owned or operated by the Company and each of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) (the "PROPERTIES") do not contain any Hazardous Substance (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to Properties formerly owned or operated by the Company or any of its subsidiaries, such representation is limited to the period the Company or any of its subsidiaries owned or operated such Properties), (iii) except as disclosed on Schedule 5.1(t), neither the Company nor any of its subsidiaries has received any notices, demand letters or request for information from any Governmental Entity or any third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of the Company's or any of its subsidiaries' businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its subsidiaries with respect to the Company or any of its subsidiaries or the Properties relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Properties, (vi) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of its subsidiaries relating to the Company, any of its subsidiaries or the Properties which have not been delivered to the Purchaser prior to the date hereof, (viii) there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any Properties which are or have been in the ownership of the Company or any of its subsidiaries (provided, however, that with respect to Properties formerly owned or operated by the Company or any of its subsidiaries, the representations in this subsection (viii) are limited to the period the Company and any of its subsidiaries owned or operated such Properties), (ix) there is no asbestos present in any Property presently owned or operated by the Company or any of its subsidiaries, and no asbestos has been removed from any Property while such Property was owned or operated by the Company or any of its subsidiaries, (x) none of the Properties has been used at any time by the Company or any of its subsidiaries as a sanitary landfill or hazardous waste disposal site and (xi) neither the Company nor any of its subsidiaries has incurred, and none of the Properties (provided, however, that with respect to Properties formerly owned or operated by the Company or any of its subsidiaries, such representation is limited to the period the Company or any of its subsidiaries owned or operated such Properties) are presently subject to, any material Liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

         "ENVIRONMENTAL LAW" means (i) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, legal doctrine, order, judgment, decree, consent, injunction, requirement or agreement between the Company, any of its subsidiaries and any Governmental Entity, (x) relating to the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or
(y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now or hereafter in effect, and (ii) any common law rule that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect.

         "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         (u) MINUTE BOOKS. The Company and each of its subsidiaries have made available to Purchaser all minutes of meetings of directors, committees and stockholders which reflect all transactions referred to in such minutes accurately in all material respects.

         (v) REAL PROPERTY HOLDING COMPANY. Neither the Company nor any of its subsidiaries is a "United States real property holding corporation" (as that term is defined in Section 897(c)(2) of the Code).

         (w) INFORMATION. Neither this Agreement, any schedule or exhibit hereto, nor any other non-forward looking written statements or certificates delivered in connection herewith contains any untrue statement of a material fact made by the Company or any of its subsidiaries or omits to state a material fact required to be stated herein or therein by the Company or any of its subsidiaries or necessary to make the statements made by the Company or any of its subsidiaries herein or therein, in light of the circumstances in which they were made, not misleading.

         5.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company that:

         (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Purchaser and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Delaware, respectively, and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification except for such failure to so qualify or to be in such good standing, which, when taken together with all other such failures, could not reasonably be expected to have a material adverse effect on the Purchaser or its business, condition (financial or otherwise), properties, prospects or results of operations or Liabilities of the Purchaser and its subsidiaries, taken as a whole (a "PURCHASER MATERIAL ADVERSE EFFECT"). Each of the Purchaser and the Merger Sub has the requisite corporate power and authority to carry on its business as it is now being conducted. The Purchaser has made available to the Company a complete and correct copy of the Certificate of Incorporation and By-laws of the Purchaser and the Merger Sub, each as amended to date. The Certificates of Incorporation and By-laws so delivered are in full force and effect.

         (b) CORPORATE AUTHORITY. Each of the Purchaser and the Merger Sub has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of each of the Purchaser and the Merger Sub, enforceable against the Purchaser and the Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         (c)      GOVERNMENTAL FILINGS; NO VIOLATIONS.

                  (i) Other than the Regulatory Filings, no notices, reports or other filings are required to be made by the Purchaser or the Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Purchaser or the Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Purchaser and the Merger Sub and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby, the failure to make or obtain any or all of which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.

                  (ii) The execution and delivery of this Agreement by the Purchaser and the Merger Sub do not, and the consummation of the transactions contemplated hereby by the

Purchaser and the Merger Sub will not, constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or By-laws of the Purchaser or the Merger Sub or (ii) a breach or violation of, a default under, the acceleration of or the creation of a material Lien upon the assets of the Purchaser pursuant to, any provision of any Contract of the Purchaser or the Merger Sub or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Purchaser or the Merger Sub is subject, except, in the case of clause (ii) above, for such breaches, violations, defaults or accelerations that, alone or in the aggregate, could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

         (d) CAPITAL STRUCTURE; PURCHASER SHARES. The authorized capital stock of Purchaser consists of 75,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("PURCHASER PREFERRED STOCK"). At the close of business on June 30, 2000, (i) 47,233,454 shares of Purchase Common Stock were issued and outstanding, (ii) 12,392,759 shares of Purchaser Common Stock were reserved for issuance pursuant to stock options plans or agreements to purchase shares of Purchaser Common Stock, and
(iii) 500,000 shares of Purchaser Preferred Stock designated as Series F Preferred Stock were issued and outstanding. All Purchaser Shares to be issued as part of the Merger Consideration will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Purchaser Shares will be approved for inclusion on the Nasdaq National Market System.

         (e)      PURCHASER REPORTS.

                  (i) The Purchaser has filed with the SEC and delivered to the Company its Form 10-K for the year ended June 30, 2000 and other reports, schedules, forms, statements and other documents (collectively, "PURCHASER REPORTS") filed or required to be filed since June 30, 2000. As of their respective dates, the Purchaser Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Purchaser Reports, and the Purchaser Reports did not, and any Purchaser Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in Purchaser Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Purchaser and its subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Purchaser has delivered to the Company a copy of the financial statements included in the Purchaser's Annual Report on Form 10-K for the year ended June 30, 2000 (including an auditor's opinion). Except as set forth in the Purchaser Reports, to the Purchaser's knowledge, the Purchaser has no Liabilities required by GAAP to be set forth on a balance sheet of the

Purchaser or in the notes thereto, other than Liabilities incurred in the ordinary course of business consistent with prior practice and experience since June 30, 2000.

                  (ii) None of the information supplied or to be supplied by the Purchaser for inclusion in the Proxy Statement/Prospectus will at the time of mailing of the Proxy Statement/Prospectus to stockholders of the Company or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Purchaser with respect to information supplied by the Company for inclusion therein.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Purchaser Reports filed with the SEC and publicly available prior to the date hereof, since June 30, 2000, the Purchaser has conducted its business only in the ordinary course, and there has not been any change in the assets, liabilities, financial condition, operating results or prospects of the Purchaser from that reflected in the most recent financial statements filed with the SEC as part of the Purchaser Reports and publicly available prior to the date hereof, except for changes which have not had (either individually or in the aggregate), and could not reasonably be expected to have (either individually or in the aggregate), a Purchaser Material Adverse Effect.

         (g) BROKERS AND FINDERS. Neither the Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated herein.

         (h) INFORMATION. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact made by the Purchaser or omits to state a material fact required to be stated herein or therein by the Purchaser or necessary to make the statements made by the Purchaser herein or therein not misleading.

                                  ARTICLE VI.

                                   COVENANTS

         6.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that except as described on Schedule 6.1, prior to the Effective Time (unless the Purchaser shall otherwise agree in writing (which agreement shall not be unreasonably withheld) and except as otherwise contemplated by this Agreement):

         (a) the Company shall, and shall cause each subsidiary thereof to, conduct its respective businesses only in the ordinary and usual course and, to the extent consistent therewith, the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, corporate partners, licensees and business associates;

         (b) the Company shall not nor shall it permit any of its subsidiaries to (i) create any subsidiaries; (ii) amend its charter documents;
(iii) split, combine or reclassify the outstanding Shares or any other shares of capital stock of the Company or such subsidiary; or (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares;

         (c)      the Company shall not, nor shall it permit any subsidiary to,
(i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class of the Company or such subsidiary or any other property or assets other than (x) Shares issuable upon exercise of the Company Warrants outstanding on the date hereof and (y) Shares issuable pursuant to options outstanding on the date hereof under the Company Stock Option Plan; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets, including, without limitation, all intellectual property and technology rights which it owns or uses, or enter into any collaboration; (iii) incur or modify any indebtedness or other liability, except in the ordinary course of business consistent with past practice; (iv) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company or such subsidiary or (v) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other person or entity;

         (d) except as otherwise provided herein, the Company shall not grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or such subsidiary; and the Company shall not, nor shall it permit any subsidiary to, establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

         (e) the Company shall not, nor shall it permit any subsidiary to, settle or compromise any material claims or litigation or modify, amend or terminate any of its Contracts or waive, release or assign any material rights or claims;

         (f) the Company shall not, nor shall it permit any subsidiary to, make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Purchaser;

         (g) the Company shall not, nor shall it permit any subsidiary to, take any of the actions described in Section 5.1(f);

         (h) except as expressly permitted hereunder, the Company shall not, nor shall it permit any subsidiary to, authorize or enter into an agreement to do any of the foregoing; and

         (i) the Company shall, within twenty (20) days after the end of each calendar month, furnish to the Purchaser an unaudited consolidated balance sheet and consolidated income statement as of the end of such month, together with statements of retained earnings and cash flow for such period, all in detail reasonably satisfactory to the Purchaser and furnished with a certificate signed by the Chief Financial Officer or Chief Executive Officer stating that, to his knowledge, such financial statements have been prepared in accordance with GAAP (subject to normal year-end adjustments and the addition of footnotes or other explanatory material associated with its financial statements prepared in accordance with GAAP) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly and accurately present the financial position and results of operations of the Company and its subsidiaries for such periods, and have been prepared in accordance with the books and records of the Company on a consistent basis.

         6.2      ACQUISITION PROPOSALS.

         (a) The Company shall not, nor shall it permit any subsidiary to, (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Purchaser or any of its affiliates or representatives) concerning any merger, tender offer or exchange offer, involving the Company or any subsidiary thereof or the sale of all or a significant portion of the assets, or the sale of shares of capital stock or debt securities of the Company or any subsidiary thereof, or any similar transaction involving the Company or any subsidiary thereof (an "ACQUISITION PROPOSAL"). The Company will, and will cause each subsidiary to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may (i) furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements (which request is unsolicited after the date of this Agreement), and (ii) negotiate and participate in discussions and negotiations with any such entity or group concerning an Acquisition Proposal (x) if such entity or group has submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction which the Board determines represents a Superior Proposal (as defined in Section 6.2(b)) and (y) if, in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the Company, the failure to engage in such discussions or negotiations would cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law. The Company will promptly communicate to the Purchaser the terms of any proposal, discussion, negotiation or inquiry (and will disclose the substance of any written materials received by the Company in connection with such proposal, discussion, negotiation, or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

         (b) Subject to the following sentence, the Board of Directors of the Company shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors of the Merger, (ii) solicit, approve or recommend, or propose to solicit, approve or recommend, any Acquisition Proposal or (iii) approve or authorize the Company or any of its subsidiaries entering into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company receives an Acquisition Proposal that, based on the advice of outside counsel, the Board of Directors is required to consider in the exercise of its fiduciary obligations and that it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or adversely modify its approval or recommendation of the Merger and approve or recommend any such Superior Proposal, approve or authorize the Company's entering into an agreement with respect to such Superior Proposal, approve the solicitation of additional Acquisition Proposals or terminate this Agreement, in each case at any time after the fifth business day following notice to the Purchaser (a "NOTICE OF SUPERIOR PROPOSAL") advising the Purchaser that the Board of Directors has received a Superior Proposal, specifying the material terms of the structure of such Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence only if an Acquisition Proposal that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by the Purchaser prior to the expiration of the five business day period specified in the preceding sentence. In addition, if the Board of Directors proposes to withdraw or adversely modify its approval or recommendation of the Merger or to approve or recommend any Acquisition Proposal or to authorize the Company's entering into an agreement with respect to any Acquisition Proposal, concurrently with withdrawing or adversely modifying such approval or recommendation, approving or recommending such Acquisition Proposal or authorizing or approving the Company or any of its subsidiaries entering into such agreement, the Company shall pay, or cause to be paid, to the Purchaser the Termination Fee (as defined in Section 8.2(b)) upon the consummation of the transaction contemplated by such agreement. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Acquisition Proposal to merge with the Company or any of its subsidiaries or to acquire, directly or indirectly, a material equity interest in or a significant amount of voting securities or assets of the Company or any of its subsidiaries for consideration consisting of cash and/or securities, and otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (based on the advice of a financial advisor of nationally recognized reputation, including, without limitation, Prudential Vector) to provide greater aggregate value to the Company's stockholders than the Merger (or otherwise proposed by the Purchaser as contemplated above). Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9(e) under the Exchange Act prior to the third business day following Purchaser's receipt of a Notice of Superior Proposal provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal.

         6.3 MEETINGS OF COMPANY'S STOCKHOLDERS. The Company will take, consistent with applicable law and its Certificate of Incorporation and By-laws, all action necessary to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Except as permitted pursuant to Section 6.2 and subject to its fiduciary duties, as advised by outside counsel, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company all of the Shares then owned by Purchaser Companies and any affiliates thereof will be voted in favor of this Agreement. The Company will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Proxy Statement/Prospectus.

         6.4 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the Company and the Purchaser shall: (a) promptly make their respective filings and thereafter make any other required submissions under all Regulatory Filings with respect to the Merger; and (b) use their best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

         6.5 ACCESS. Upon reasonable notice, the Company shall, and shall cause its subsidiaries to, afford the Purchaser's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts and records and, during such period, the Company shall furnish promptly to the Purchaser all information concerning its business, properties and personnel as the Purchaser or its representatives may reasonably request.

         6.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser of any notice of, or other communication relating to, any default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Contract to which the Company or such subsidiary is a party or by which the Company or any of its properties or assets is subject or bound. The Company shall give prompt notice to the Purchaser of (i) any change or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Company Material Adverse Effect (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iii) any material development which may affect the Company, its subsidiaries or their respective business, condition (financial or otherwise), properties, prospects or results of operations or Liabilities, whether or not such development could be likely to result in a Material Adverse Change.

         6.7 PUBLICITY. The initial press release with respect to the transactions contemplated hereby shall be a joint press release by the Company and the Purchaser and thereafter the Company and the Purchaser shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         6.8 TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the Merger and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby, except, in each such case, as would not be consistent with the fiduciary obligations of the Board of Directors as advised in writing by outside counsel.

         6.9 AFFILIATES AGREEMENTS. Prior to Closing, the Company shall deliver to the Purchaser a letter identifying all persons who are at the time this Agreement is submitted to the stockholders of the Company for approval "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Purchaser on or prior to the Effective Time a written agreement substantially in the form of Exhibit A hereto.

         6.10 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall cause to be delivered to the Purchaser a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         6.11 REGISTRATION STATEMENT. The Purchaser and the Company shall promptly prepare and file with the SEC the Registration Statement. Each of the Company and Purchaser shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Purchaser shall also use its reasonable effort to obtain prior to the date the Registration Statement is declared effective all necessary state securities law or "blue sky" permits and approvals required to consummate the Merger and the other transactions contemplated by this Agreement.

         6.12     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The Surviving Corporation agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company (with their respective heirs and legal representatives, the "INDEMNIFIED PARTIES") as provided in the Company's Certificate of Incorporation or By-laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Date. The Surviving Corporation agrees to maintain in effect for six (6) years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that (i) the Surviving Corporation may substitute therefor policies with coverage limits of $5,000,000 (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties (except with respect to the $5,000,000 coverage limit) and (ii) notwithstanding the foregoing, the Purchaser shall not be required to pay an annual premium for such insurance in excess of one and one-half times the last annual premium paid prior to the date hereof, but in such case the Purchaser shall purchase as much coverage as possible for such amount. Copies of the indemnification insurance policies, policy numbers 486-56-75 (National Union) and YXB001537 (Genesis), which constitute all the insurance policies currently maintained by the Company in connection with the indemnification of its directors, officers and employees (the "INDEMNIFICATION POLICIES"), have been provided to the Purchaser.

         (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective commercially reasonable efforts to vigorously defend against and respond thereto.

         (c) This Section is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of the Purchaser, the Company and the Surviving Corporation.

         6.13 NO CHANGES IN PURCHASER SHARES. If, between the date of this Agreement and the Effective Time, the Purchaser shall effect any reclassification, recapitalization, split-up, amendment to the terms of, combination or readjustment of Purchaser Shares, the consideration to be received by Company's stockholders pursuant to this Agreement shall be appropriately adjusted.

         6.14 VOTING AGREEMENT. As an inducement to the Purchaser and Merger Sub to enter into this Agreement, the Company shall use all reasonable effort to enter into a Voting Agreement with Mallinckrodt, Inc., Chugai Pharmaceutical Company, Ltd., State of Wisconsin Investment Board and all members of management pursuant to which such stockholders shall vote to approve this Agreement.

                                  ARTICLE VII.

                                   CONDITIONS

         7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of the Purchaser to consummate the Merger is subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Purchaser to the extent permitted by applicable law:

         (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the Shares, in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company;

         (b) GOVERNMENTAL AND REGULATORY CONSENTS. Except such as would not have a Company Material Adverse Effect or a Purchaser Material Adverse Effect, all filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company and Purchaser, shall have been made or obtained (as the case may be);

         (c) OTHER CONSENTS. Any and all notices to or consents or approvals required from third parties in order to consummate the transactions contemplated herein relating to Contracts material to the business of the Company shall have been given or obtained, as the case may be;

         (d) LITIGATION. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement or imposes material restrictions on the Purchaser or the Company or on any subsidiaries thereof in connection with the consummation of the Merger or with respect to their business operations, either prior to or subsequent to the Merger (collectively, an "ORDER");

         (e) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties contained in Section 5.1 that are qualified by materiality or as to a Company Material Adverse Effect shall be true and correct, and each of the representations and warranties in Section 5.1 that are not so qualified shall be true and correct in all material respects, as of the Effective Time as though made at and as of the Effective Time, except for changes contemplated by this Agreement, and the Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

         (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC;

         (g) ABSENCE OF MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change of the Company prior to the Closing;

         (h) NONCOMPETITION AGREEMENTS. Bobba Venkatadri shall have executed and delivered to the Purchaser a noncompetition agreement in a form reasonably satisfactory to Purchaser agreeing not to engage in any business relating to the development, manufacture or sale of ultrasound contrast imaging agents.

         (i) DISSENTING SHARES. The number of Dissenting Shares, if any, shall not exceed 5% of the total number of outstanding Shares;

         (j) CHUGAI AGREEMENT. The terms of the Cooperative Development and Marketing Agreement between the Company and Chugai Pharmaceutical Co., Ltd. dated March 31, 1998, shall not have been terminated, amended, modified or altered;

         (k) OPINION OF COUNSEL. The Purchaser shall have received a written opinion from Johnson and Colmar, dated the Closing Date, in substantially the form attached as Exhibit B;

         (l) ENVIRONMENTAL DUE DILIGENCE. The Purchaser and/or its agents shall have completed an environmental due diligence review of the Company and the results of such review shall be acceptable to the Purchaser in its sole discretion; and

         (m) OFFICER'S CERTIFICATE. The Company shall have furnished the Purchaser with a certificate of its appropriate officers as to compliance with the conditions set forth in Sections 7.1(a), (c), (e), (g), (i), (j) and (k) dated and effective as of the Closing Date.

         7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

         (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the Shares in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company;

         (b) GOVERNMENTAL AND REGULATORY CONSENTS. Except such as would not have a Company Material Adverse Effect or a Purchaser Material Adverse Effect, all filings required to be made prior to the Effective Time by the Purchaser with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Purchaser from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser and the Company shall have been made or obtained (as the case may be);

         (c)      ORDER. There shall be in effect no Order;

         (d) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties contained in Section 5.2 that are qualified by materiality or as to a Purchaser Material Adverse Effect shall be true and correct, and each of the representations and warranties in Section 5.2 that are not so qualified shall be true and correct in all material respects, as of the Effective Time as though made at and as of the Effective Time, except for changes contemplated by this Agreement; and the Purchaser shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and

         (e) OPINION OF COUNSEL. The Purchaser shall have received a written opinion from Pillsbury Madison & Sutro LLP, dated the Closing Date, in substantially the form attached as Exhibit C; and

         (f) OFFICER'S CERTIFICATE. The Purchaser shall have furnished the Company with a certificate of its appropriate officers as to compliance with the conditions set forth in Section 7.2(d).

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by holders of
Shares:

         (a) by the mutual consent of the Boards of Directors of the Purchaser and the Company;

         (b) by either the Purchaser or the Company (i) if any court or other Governmental Entity of competent jurisdiction in the United States shall have issued, enacted, promulgated, enforced or entered an order, statute, decree, ruling or regulation or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, statute, decree, ruling, regulation or other action shall have become final and nonappealable or
(ii) if the Merger shall not have been consummated by March 31, 2001;

         (c) by the Company (i) if there should be any material breach of the Purchaser's representations, warranties or covenants hereunder (other than, in the case of the Purchaser's representations and warranties, breaches which could not reasonably be expected to have a Purchaser Material Adverse Effect (either individually or in the aggregate)), which breach shall not be cured within ten days of written notice thereof, or (ii) to allow the Company to enter into an agreement which the Board of Directors of the Company determines to be a Superior Proposal (provided that, upon such termination pursuant to clause
(ii)), the Company shall pay to the Purchaser the Termination Fee described in
Section 8.2(b);

         (d) by the Purchaser if the Board of Directors of the Company shall have (i) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Purchaser, its approval or recommendation of this Agreement or the Merger, (ii) solicited, approved or recommended, or proposed to solicit, approve or recommend, any Acquisition Proposal or (iii) approved or authorized the Company's entering into any agreement with respect to any Acquisition Proposal;

         (e) by the Purchaser if (i) there should be any material breach of the Company's representations, warranties or covenants hereunder (other than, in the case of the Company's representations and warranties, breaches which could not reasonably be expected to have a Company Material Adverse Effect (either individually or in the aggregate)), which breach shall not be cured within ten days of written notice thereof or (ii) the Company and Mallinckrodt, Inc. (or its successor) fails to terminate the Investment Agreement dated December 7, 1988, between the parties; or

         (f) by either the Purchaser or the Company, for any reason, provided that upon such termination, the party terminating the Agreement shall pay the other party as liquidated damages the Termination Fee described in
Section 8.2(b) together with such other party's legal and accounting fees costs in connection with the Merger (the total of which amounts shall not exceed $500,000).

         8.2      EFFECT OF TERMINATION.

         (a) In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Purchaser or the Company (except as set forth in Section 8.2(b) hereof or their respective directors and officers.

         (b)      If after the date hereof and during the term of this Agreement
(i) the Purchaser shall have terminated this Agreement pursuant to Sections 8.1(d) or 8.1(e) or (ii) the Company shall have terminated this Agreement pursuant to Sections 8.1(c)(ii) or 8.1(f) or (iii) the stockholders of the Company shall have failed to approve the Merger, as applicable then, in any such case, the Company, if requested by the Purchaser, shall promptly, but in no event later than two days after the date of such request, pay the Purchaser a fee of $500,000 (the "TERMINATION FEE"), together with the Purchaser's legal and accounting fees costs in connection with the Merger (the total of which amounts shall not exceed $500,000), which amounts shall be payable in same day funds. If after the date hereof and during the term of this Agreement (i) the Company shall have terminated this Agreement pursuant to Section 8.1(c)(i) or (ii) the Purchaser shall have terminated this Agreement pursuant to Section 8.1(f), then the Purchaser, if requested by the Company, shall promptly, but in no event later than two days after the date of such request, pay the Company a fee of $500,000 (also a "TERMINATION FEE"), together with the Company's legal and accounting fees in connection with the Merger (the total of which amounts shall not exceed $500,000). The parties acknowledge that the agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if a party fails to promptly pay the amount that it is required to pay pursuant to this Section 8.2(b), and, in order to obtain such payment, the other party commences a suit which results in a judgment against the defaulting party for the fee and expenses set forth in this paragraph (b), the defaulting party shall pay to the other party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America NT&SA on the date such payment was required to be made.

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken on behalf of their respective Boards of Directors at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no amendment shall be made which reduces the amount or changes the form of consideration to be paid in the Merger or in any way adversely affects the rights of holders of the Shares without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

         8.4 WAIVER. At any time prior to the Effective Date, the parties hereto, by action taken by their respective Boards of Directors may (a) extend the time for performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any other document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.

                            MISCELLANEOUS AND GENERAL

         9.1 PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger (except as provided in Section 8.2(b)).

         9.2 SURVIVAL. The agreements of the Company and the Purchaser contained in Sections 4.2 (but only to the extent that such Section expressly relates to actions to be taken after the Effective Time) and 6.12 shall survive the consummation of the Merger. The agreements of the Company and the Purchaser contained in Sections 6.7, 8.2 and 9.1 shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

         9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.5 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, IF TO THE PURCHASER, addressed to the Purchaser at 9333 Genesee Avenue, San Diego, California 92121 Attn: General Counsel (with a copy to John M. Dunn, Esq., Pillsbury Madison & Sutro LLP, 11975 El Camino Real, Suite 200, San Diego, California 92130; and IF TO THE COMPANY, addressed to the Company at 10030 Barnes Canyon, San Diego, California 92121, Attention: President (with a copy to Craig P. Colmar, Esq. Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         9.6 ENTIRE AGREEMENT, ETC. This Agreement (including any exhibits, schedules or Annexes hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise and, except for the Indemnified Parties as provided in Section 6.12 is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

         9.7 DEFINITION OF "SUBSIDIARY". When a reference is made in this Agreement to a subsidiary of a party, the word "SUBSIDIARY" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         9.8 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year first above written.

                                   ALLIANCE PHARMACEUTICAL CORP.


                                   By: /s/ DUANE J. ROTH
                                       -----------------------------------------
                                   Name: DUANE J. ROTH
                                   Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                                   ALLIANCE MERGER SUBSIDIARY, INC.


                                   By: /s/ DUANE J. ROTH
                                       -----------------------------------------
                                   Name: DUANE J. ROTH
                                   Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                                   MOLECULAR BIOSYSTEMS, INC.


                                   By: /s/ BOBBA VENKATADRI
                                       -----------------------------------------
                                   Name: BOBBA VENKATADRI
                                   Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER